Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cyalume Technologies Holdings, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-161569) of Cyalume Technologies Holdings, Inc. of our report dated March 31, 2015, relating to the consolidated financial statements and schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

March 31, 2015